Exhibit 24.1

DIRECTORS AND OFFICERS OF

HARRY & DAVID HOLDINGS, INC.

POWER OF ATTORNEY

We, the undersigned officers and directors of Harry & David Holdings, Inc., a Delaware corporation (the “Company”), hereby severally constitute and appoint William H. Williams and Stephen V. O’Connell, and each of them, our true and lawful attorneys with full power to them, and each of them, with full powers of substitution and resubstitution, to sign for us and in our names, the Registration Statement on Form S-1 relating to the proposed offering of shares of the Company’s Common Stock, par value $0.01, and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officers and directors of the Company have hereunto set their hands as of the date set forth below.

/s/ WILLIAM H. WILLIAMS
William H. Williams
Date: 07/29/05

/s/ STEPHEN V. O’CONNELL
Stephen V. O’Connell
Date: 07/29/05

/s/ ELLIS B. JONES
Ellis B. Jones
Date: 07/29/05

/s/ GEORGE L. MAJOROS, JR.
George L. Majoros, Jr.
Date: 07/29/05

/s/ BRUCE WASSERSTEIN
Bruce Wasserstein
Date: 07/29/05